UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Equity Issuance
On September 29, 2015, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as underwriter and representative of the several Underwriters named therein (collectively, the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.
Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 1,100,000 shares of the Company’s common stock (the “Shares”) at a purchase price to the Underwriters of $51.81 per Share. The Underwriters will offer the Shares from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The Shares are being sold pursuant to a prospectus supplement, dated September 29, 2015, and related prospectus, dated February 17, 2015, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-202126).
The Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.
Debt Issuance
On September 29, 2015, the Company issued and sold $70 million principal amount of the Company’s South Dakota First Mortgage Bonds (the “Bonds”). The Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Bonds were issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
September 29, 2015	September 29, 2040	$70 million	4.26%

The terms of the Bonds were established in the Thirteenth Supplemental Indenture, dated as of September 1, 2015 (the “Supplemental Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Bonds are governed by the terms of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented, between the Company and the trustee, and the Supplemental Indenture (collectively, the “Indenture”). The Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.
The Company may redeem some or all of the Bonds at any time at its option prior to maturity at a make-whole price as described in the Supplemental Indenture.
The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.
The description set forth above concerning the Bonds is qualified in its entirety by reference to the Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 with respect to the Company’s issuance of the Bonds is incorporated by reference herein.
Item 9.01(d). Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
1.1*	Underwriting Agreement, dated September 29, 2015, between the Company and RBC Capital Markets, LLC, as representative of the Underwriters named therein.
4.1*	Thirteenth Supplemental Indenture, dated as of September 1, 2015, between the Company and The Bank of New York Mellon, as trustee.
5.1*	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.
23.1*	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (Included as part of Exhibit 5.1 hereto).

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: October 5, 2015

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
1.1*	Underwriting Agreement, dated September 29, 2015, between the Company and RBC Capital Markets, LLC, as representative of the Underwriters named therein.
4.1*	Thirteenth Supplemental Indenture, dated as of September 1, 2015, between the Company and The Bank of New York Mellon, as trustee.
5.1*	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.
23.1*	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (Included as part of Exhibit 5.1 hereto).

*    filed herewith